EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of MedicalCV, Inc. on Form S-8 (Nos. 333-75344, 333-97435, 333-108373, 333-124465, 333-124466, 333-128534, and 333-128536) of our report dated June 27, 2006, appearing in the Form 10-KSB Annual Report of MedicalCV, Inc. for the year ended April 30, 2006.

/s/ Lurie Besikof Lapidus & Company, LLP

Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota
July 20, 2006